Exhibit 99.2

IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

IN RE DOLLAR THRIFTY SHAREHOLDER LITIGATION	: : : :	Cons. C.A. No. 5458-CS

[PROPOSED] FINAL JUDGMENT

Pursuant to the Stipulation and Order agreed to by the parties to this action and entered by this Court on _____________, 2012 (the “Stipulation and Order”),
IT IS HEREBY ORDERED:
1.	This action, including any and all claims asserted herein, is hereby dismissed as moot.
2.	The submission of any and all applications for attorneys’ fees and expenses by or on behalf of any member of the Revised Class (as defined in the Stipulation and Order) or by counsel for any such class member based upon the claims that have been asserted in this action are hereby foreclosed.

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                                                                                Chancellor